       As filed with the Securities and Exchange Commission on June 27, 2002
                            Registration No. 333-63162

                            ---------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC 20549

                           POST-EFFECTIVE AMENDMENT NO.2
                                        TO
                                     FORM S-2
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933
                                   -------------

                               MEDIX RESOURCES, INC.
              (Exact Name of Registrant as Specified in Its Charter)

                   Colorado                                     84-1123311
       (State or Other Jurisdiction of                      (I.R.S. Employer
        Incorporation or Organization)                    Identification Number)

                               The Graybar Building
                          420 Lexington Ave., Suite 1830
                             New York, New York 10170
                                  (212) 697-2509
               (Address, Including Zip Code, and Telephone Number, Including
                  Area Code, of Registrant's Principal Executive Offices)

                               Lyle B. Stewart, Esq.
                               Lyle B. Stewart, P.C.
                               3751 S. Quebec Street
                                 Denver, CO 80237
                                  (303) 267-0920
                 (Name, Address, Including Zip Code, and Telephone Number,
                        Including Area Code, of Agent for Service)
                                    -----------------

     Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box: |X|

The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant  shall file a further amendment which specifically  states that this Registration  Statement shall  thereafter  become  effective  in  accordance  with  Section  8(a) of the
Securities  Act of  1933 or  until  this  Registration  Statement  shall  become effective on such date as the Commission,  acting pursuant to said Section 8(a), may determine.

                               SUBJECT TO COMPLETION

                                DATED June 27, 2002

PROSPECTUS

                             MEDIX RESOURCES, INC.

                       10,450,000 Shares of Common Stock

     The shareholders of Medix Resources,  Inc. named herein will have the right to offer and sell up to an  aggregate of  10,450,000  shares of our common stock under  this  Prospectus.  Of these  shares,  up to  9,500,000  may be  issued in connection  with the draw down of funds by Medix under an equity line of credit, up to 900,000 may be issued as payments for services rendered,  and up to 50,000 may be issued upon exercise of warrants to purchase our common stock. As of June
18, 2002,  4,703,237  shares  issued under the equity line,  and 542,847  shares issued for services rendered have been sold in this offering.

     Cornell Capital  Partners,  L.P. and Dutchess  Private Equities Fund, L.P.,
two of the selling  shareholders  named herein,  who are providers of the equity line of credit are statutory underwriters under Section 2a(11) of the Securities
Act of 1933, as amended.  See "Equity Line of Credit,"  "Selling  Shareholders,"
and "Plan of Distribution."

     Medix will not receive  directly any of the proceeds from the sale of these shares by the selling shareholders.  However, Medix will receive the proceeds of draws  under the equity line and from the  exercise of any  warrants to purchase the shares to be sold hereunder.  Medix will pay the expenses of registration of these shares.

     The common stock is traded on the American  Stock Exchange under the symbol
"MXR".  On June 25, 2002,  the closing price of the common stock was reported as
$0.46.

     Medix has  available to it an equity line of credit that permits it to draw funds for its  operations,  from time to time,  and issue  shares of its  common stock to the  providers  of such  facility in  connection  with such draws.  The shares  issued are  registered  hereunder so that they can be sold to the public upon issuance.  Currently,  4,796,763 shares registered  hereunder are available for sale by the equity line of credit providers in connection with future draws.
See "Equity Line Financing."

     The  securities  offered  hereby  involve a high degree of risk.  See "RISK
FACTORS"  beginning  on page 3 for certain  risks that should be  considered  by prospective purchasers of the securities offered hereby.

     Neither the  Securities and Exchange  Commission  nor any state  securities commission  has approved or  disapproved of the securities or determined if this prospectus  is truthful or  complete.  Any  representation  to the contrary is a criminal offense.

                The date of this Prospectus is ______ __, 2002

     No  dealer,  salesman  or  other  person  has been  authorized  to give any information or to make any  representation  not contained in or  incorporated by reference  in this  Prospectus  and,  if  given  or made,  such  information  or representation  must not be relied  upon as having  been  authorized  by us, the selling shareholders or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any  jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any  circumstances,  create any implication that the information  herein is correct as of any time  subsequent  to the date hereof or that there has been no change in our affairs since such date.

                                ------------------
                                 TABLE OF CONTENTS
                                ------------------
                                                                          Page
                                                                          ----

SUMMARY

RISK FACTORS

FORWARD-LOOKING STATEMENTS

THE COMPANY

EQUITY LINE FINANCING

USE OF PROCEEDS

SELLING SHAREHOLDERS

DESCRIPTION OF SECURITIES

PLAN OF DISTRIBUTION

INDEMNIFICATION OF OFFICERS AND DIRECTORS

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

LEGAL MATTERS

EXPERTS

                                      SUMMARY

     This Prospectus covers the offering and sale of up to 496,250 shares of our common  stock to the public by certain  selling  shareholders  listed  under the heading "Selling  Shareholders" further back in this Prospectus.  As of June 25,
2002,  we  had  62,923,624   shares  of  our  common  stock   outstanding,   and
approximately  29,676,164  shares were issuable upon the exercise of outstanding options,  warrants or other rights, and the conversion of outstanding  preferred stock.

     We are developing  software products for Internet-based  communications and information  management by medical  service  providers.  We have no revenue from operations and are funding the development of our software  products through the sales of our  securities.  We have  granted a  security  interest  in all of our intellectual  property  assets to secure a  financing.  See "The  Company-Recent
Developments" and "Risk Factors."

     Because  of our  continuing  losses,  and the lack of a  certain  source of
capital  to  fund  our  development  of  software   products,   our  independent
accountants  included a "going  concern"  exception in their audit report on our audited  financial  statements for the year 2001. The "going concern"  exception signifies  that  significant  questions  exist  about our ability to continue in business. See "Risk Factors."

     Currently, we are funding our development and deployment activities through an equity line of credit financing, which is not an assured source of funds. The equity line of credit is provided by Cornell Capital Partners, L.P. and Dutchess
Private  Equities  Fund,  L.P.  (the  "providers"),  which  jointly  provide the facility under a single agreement.  The agreement provides that we may draw down up to $10,000,000 over its two-year term,  ending June 12, 2003,  subject to the conditions  for the draws being  satisfied,  which can not be assured.  We issue shares of our common stock to the providers of such facility in connection  with such draws.  The shares  issued are  registered  so that they can be sold to the public  immediately  upon issuance.  We have made 17 draws on the equity line of credit since August of 2001. As of June 18, 2002, we had received  $2,681,099 in advances,  from which offering expenses of $198,511 were paid, and had issued to the providers 4,703,237 shares of our common stock relating to the advances.  An additional  542,847  shares have been issued to  affiliates  of the providers as fees for arranging the equity line  facility.  Currently,  4,796,763  shares are registered for sale by the providers in connection with future draws. The shares issued  pursuant to the equity line advances to date have been priced from $0.41 to $0.77 per share. See "Risk Factors" and "Equity Line Financing."

     Our principal  executive office is located at 420 Lexington  Avenue,  Suite
1830,  New York,  NY 10170,  and its  telephone  number is (212)  697-2509.  Our principal  administrative  office  is at 7100  East  Belleview  Ave.,  Greenwood
Village, CO 80111, and its telephone number is (303) 741-2045.

                                     RISK FACTORS

   An investment in our common stock:
o     has a high degree of risk;
o     is highly speculative;
o     should only be considered by those persons or entities who can afford to lose their entire investment.

     In addition to the other  information  contained  in this  Prospectus,  the following risk factors should be carefully considered in evaluating our business and an investment in our shares.  The order in which the following  risk factors are presented does not indicate the relative magnitude of the risks described.

     Our  continuing   losses   endanger  our  viability  and  have  caused  our
accountants to issue a "going concern" exception in their annual audit report.

     We reported net losses of ($10,636,000),  ($5,415,000) and ($4,847,000) for the years ended December 31, 2001, 2000 and 1999,  respectively,  and a net loss of ($1,677,000) for the quarter ending March 31, 2002. At March 31, 2002, we had an  accumulated  deficit  of  ($35,737,000)  and a negative  working  capital of
($1,396,000).  Our  Cymedix(R)products  are still in the testing and  deployment stage and have not generated any significant revenue to date. We are funding our operations through the sale of our securities.  Our independent accountants have included a "going concern"  exception in their audit reports on our audited 2000 and 2001  financial  statements.  See our Form 10-K, as amended,  for the fiscal year ended December 31, 2001.

     Our need for  additional  financing is acute and failure to obtain it could lead to the financial failure of our company.

     We expect to continue to experience  losses,  in the near term,  until such time  as our  Cymedix(R)software  products  can be  successfully  deployed  with customers  and  produce  revenue.  The  continuing  development,  marketing  and deployment  of the  Cymedix  software  products  will depend upon our ability to obtain additional financing. Our Cymedix(R)products are still in the testing and deployment stage and have not generated any significant  revenue to date. We are funding  our  operations  through  the sale of our  securities.  There can be no assurance that  additional  investments or financings will be available to us as needed to support the development and deployment of Cymedix products. Failure to
obtain  such  capital  on  a  timely   basis  could  result  in  lost   business
opportunities,  the sale of the Cymedix  business at a  distressed  price or the financial failure of our company. See "The Company-Recent Developments."

     Medix has frequent  cash flow problems that often cause us to be delinquent in making payments to our vendors and other creditors, which may cause damage to our  business  relationships  and cause us to incur  additional  expenses in the payment of late charges and penalties.

     During 2001, from time to time, its lack of cash flow caused Medix to delay payment of its obligations as they came due in the ordinary of its business.  In some cases,  Medix was delinquent in making payments by the legally required due dates. At its four office  locations,  Medix had 48 monthly  payments due in the aggregate during 2001. 31 of those payments were late. 23 of those payments were paid within 30 days of their due date,  and 8 of those  payments were between 31 and 60 days late. All payments plus any required  penalties were ultimately paid in full during  2001.  Medix had 33 Federal  withholding  and other  payment due dates. Of those, 17 due dates were missed.  The resulting  delinquencies  ranged from 1 to 58 days,  before  the  required  payments  were  made.  Medix pays the resulting penalties as they are billed. Medix had state withholding  obligations in five states,  Colorado,  California,  Georgia, New Jersey and New York. Medix
was late in making 45 of 97  withholding  payments  in those  five  states.  The length of these  delinquencies  ranged  from 3 to 60 days,  before the  required payments were made. Medix pays the resulting penalties as they are billed. Medix was late in making its deposits of its employees' 401(k)  contributions 21 of 26 times during 2001. The length of these delinquencies  ranged from 10 to 60 days.
All of the above late payments were made before the end of 2001.

     We have  granted a security  interest in all of our  intellectual  property assets to secure a financing,  which means if we default in our  obligations  to the lender, we may loss these assets in the foreclosure process.

     The use of secured borrowings increases the risk of loss of the assets used to secure  the  borrowing.  If an event of  default  occurs  under the  security agreement, the lender will be able to foreclose on the assets used to secure the borrowing  and sell those  assets to the  highest  bidder.  In  addition,  it is generally believed that foreclosure sales, which are "distress sales",  will not maximize  the  proceeds  that are paid for the assets  being  sold.  The loan we entered  into is  secured  by the grant of a security  interest  in all  Medix's intellectual property,  including its patent,  copyrights and trademarks.  While
Medix can cure a payment  default by the forced  conversion of the loan into its common  stock,  a  bankruptcy  or similar  event of  default  will  trigger  the foreclosure  provision  of  the  security  agreement.  See  "The  Company-Recent
Developments."

     We are a development  stage company,  which means our products and services have not yet proved themselves  commercially  viable and therefore our future is uncertain.

o    We develop  software  for  Internet-based  communications  and  information
     management  for  medical  service  providers,   through  our  wholly  owned
     subsidiary,  Cymedix Lynx Corporation.  Our Cymedix(R)products are still in the testing and  deployment  stage and have not generated  any  significant revenue to date.  We are  funding  our  operations  through the sale of our securities.  Our  ability  to  continue  to sell our  securities  cannot be assured.

o    We are still in the process of gaining  experience  in  marketing  software products,  providing  software  support  services,  evaluating  demand  for products,  financing  a  software  business  and  dealing  with  government regulation of software  products.  While we are putting  together a team of experienced  executives,  they have come from different backgrounds and may require some time to develop an efficient operating structure and corporate culture for our  company.  We believe  our  structure  of multiple  offices serves our customers  well, but it does present an additional  challenge in building our corporate culture and operating structure.

     We rely on healthcare professionals for the quality of the information that is transmitted through our interconnectivity systems, and we may not be paid for our  services  by  third-party  payors  if that  quality  does not meet  certain standards.

     The  success of our  products  and  services in  generating  revenue may be subject to the quality and completeness of the data that is generated and stored by  the  physician  or  other  healthcare  professional  and  entered  into  our interconnectivity  systems,  including  the  failure  to  input  appropriate  or accurate information. Failure or unwillingness by the healthcare professional to accommodate the required information quality may result in the payor refusing to pay Medix for its services.

     Our market is rapidly  changing and the  introduction of software  services and products into that market has been slow,  which may cause us to be unable to develop a profitable market for our services and products.

o    As a developer of software products,  we will be required to anticipate and adapt to evolving industry  standards and new  technological  developments.
     The market for our software  products is  characterized  by  continued  and rapid  technological  advances in both  hardware and software  development, requiring  ongoing  expenditures for research and  development,  and timely introduction  of new products and  enhancements to existing  products.  The establishment  of  standards  is  largely a  function  of user  acceptance.
     Therefore,  such standards are subject to change.  Our future  success,  if any, will depend in part upon our ability to enhance existing products,  to respond  effectively to technology  changes,  and to introduce new products and  technologies  that are  functional  and meet the evolving needs of our clients in the healthcare information systems market.

o    The  introduction  of software  products in our market has been slow due to the large number of small practitioners who are resistant to change and the costs  associated with change,  particularly in a period of rising pressure to  reduce  costs in the  market.  We are  currently  devoting  significant resources  toward the  development  of products.  There can be no assurance that we will  successfully  complete the development of these products in a timely  fashion or that our  current or future  products  will  satisfy the needs of the healthcare  information systems market.  Further, there can be no assurance  that  products or  technologies  developed by others will not adversely  affect  our  competitive  position  or render  our  products  or technologies noncompetitive or obsolete.

     As a provider of medical  software  products  and  services,  we may become liable for product  liability  claims  beyond the levels of our  insurance  that could have a materially adverse impact on our financial condition.

     Certain of our products provide applications that relate to patient medical histories and treatment plans. Any failure by our products to provide  accurate, secure and timely  information  could result in product liability claims against us by our clients or their affiliates or patients. We maintain insurance that we believe  currently is adequate to protect against claims associated with the use of our products, but there can be no assurance that our insurance coverage would adequately  cover any claim asserted against us. The limits of that coverage are
$2,000,000 in the aggregate and $1,000,000 per  occurrence.  A successful  claim brought  against us in excess of our  insurance  coverage  could have a material adverse  effect on our results of operations,  financial  condition or business.
Even unsuccessful claims could result in the expenditure of funds in litigation, as well as diversion of management time and resources.

     Our industry, the healthcare industry, continually experiences rapid change and  uncertainty  that  could  result in issues  for our  business  planning  or operations that could severely impact on our ability to become profitable.

     The healthcare and medical  services  industry in the United States is in a period  of  rapid  change  and  uncertainty.  Governmental  programs  have  been proposed,  and some adopted, from time to time, to reform various aspects of the
U.S.  healthcare  delivery system.  Some of these programs contain  proposals to increase  government  involvement in healthcare,  lower  reimbursement rates and otherwise change the operating environment for our customers.  Particularly, the
Health Insurance Portability and Accountability Act of 1996, and the regulations that are being promulgated  thereunder,  are causing the healthcare  industry to change its procedures and incur substantial cost in doing so. Although we expect these  regulations  to have the  beneficial  effect of spurring  adoption of our software  products we cannot  predict with any  certainty  what impact,  if any, these and future healthcare reforms might have on our business.

     We rely on  intellectual  property  rights,  such as  patents,  copyrights, trademarks and unprotected  propriety  technology in our business operations and to  create  value in our  company,  however,  protecting  intellectual  property frequently  requires  litigation  and close legal  monitoring  and may adversely impact our ability to become profitable.

o    Our wholly owned  subsidiary,  Cymedix Lynx  Corporation,  has been granted certain patent rights,  trademarks and copyrights  relating to its software business. These patents and copyrights have been assigned by our subsidiary to the parent company,  Medix. The patent rights and intellectual  property legal issues for software  programs,  such as the  Cymedix(R)products,  are complex and currently evolving.  Since patent applications are secret until patents are issued, in the United States, or published, in other countries, we cannot be sure that we are the first to file any patent application.  In addition,  there can be no assurance that  competitors,  many of which have far greater  resources  than we do,  will not apply for and obtain  patents that will  interfere  with our ability to develop or market  product  ideas that we have originated.  Further, the laws of certain foreign countries do not provide the protection to intellectual property that is provided in the
     United States,  and may limit our ability to market our products  overseas.
     While we have no prospects for marketing or operations in foreign countries at this time, future  opportunities for growth in foreign markets, for that reason, may be limited.  We cannot give any assurance that the scope of the rights  that we have been  granted  are broad  enough to fully  protect our
     Cymedix software from infringement.

o    Litigation  or  regulatory  proceedings  may be  necessary  to protect  our intellectual property rights, such as the scope of our patent. In fact, the computer  software  industry  in general is  characterized  by  substantial litigation.  Such litigation and regulatory  proceedings are very expensive and could be a significant drain on our resources and divert resources from product development.  There is no assurance that we will have the financial resources to defend our patent rights or other  intellectual  property from infringement or claims of invalidity. We have been notified by a party that it believes our pharmacy  product may infringe on patents that it holds. We have retained patent counsel who has made a preliminary  investigation  and determined that our product does not infringe on the identified patents. At this time no legal action has been instituted.

o    We also rely upon unprotected  proprietary  technology and no assurance can
     be  given  that  others  will  not  independently   develop   substantially
     equivalent proprietary  information and techniques or otherwise gain access to or  disclose  our  proprietary  technology  or that we can  meaningfully protect our rights in such unpatented proprietary  technology.  We will use our best efforts to protect such  information and techniques,  however,  no assurance can be given that such efforts will be successful. The failure to protect  our  intellectual  property  could  cause  us to lose  substantial revenues and to fail to reach its financial potential over the long term.

     Because our business is highly  competitive and there are many  competitors who are financially  stronger than we are, we are at risk of being  outperformed in staffing,  marketing,  product development and customer services, which could severely limit our ability to become profitable.

o    eHealth  Services.  Competition can be expected to emerge from  established healthcare  information  vendors and  established  or new Internet  related vendors. The most likely competitors are companies with a focus on clinical information systems and enterprises with an Internet commerce or electronic network focus.  Many of these competitors will have access to substantially greater  amounts  of  capital  resources  than we have  access  to, for the financing of technical,  manufacturing and marketing  efforts.  Frequently, these  competitors  will have  affiliations  with major medical  product or software  development  companies,  who may assist in the  financing of such competitor's product development.  We will seek to raise capital to develop
     Cymedix  products in a timely  manner,  however,  so long as our operations remain  underfunded,  as  they  now  are,  we  will  be  at  a  competitive disadvantage.

o    Software  Development  Personnel.  The  success of the  development  of our
     Cymedix software is dependent to a significant degree on our key management and technical personnel.  We believe that our success will also depend upon our ability to attract,  motivate and retain  highly  skilled,  managerial,
     sales  and  marketing,   and  technical   personnel,   including   software
     programmers  and systems  architects  skilled in the computer  languages in which our Cymedix products  operate.  Competition for such personnel in the software and information  services  industries is intense.  The loss of key personnel,  or the inability to hire or retain qualified  personnel,  could have a material  adverse  effect on our  results of  operations,  financial condition or business.

     We have  relied on the private  placement  exemption  to raise  substantial amounts of capital,  and could suffer  substantial  losses if that exemption was determined not to have been properly relied upon.

     We have raised  substantial  amounts of capital in private  placements from time to  time.  The  securities  offered  in such  private  placements  were not registered  with the SEC or any state agency in reliance  upon  exemptions  from such registration  requirements.  Such exemptions are highly technical in nature and if we  inadvertently  failed to comply with the  requirements of any of such exemptive  provisions,  investors would have the right to rescind their purchase of our  securities  or  sue  for  damages.  If one or  more  investors  were  to successfully  seek such  rescission  or  institute  such suit,  Medix could face severe financial  demands that could material and adversely affect our financial position.

     The impact of shares of our common stock that may become available for sale in the future may result in the market price of our stock being depressed.

     As of June 25, 2002, we had 62,923,624 shares of common stock  outstanding.
As of that date, approximately 29,676,164 shares were issuable upon the exercise of  outstanding  options,  warrants  or  other  rights,  and the  conversion  of preferred stock. Most of these shares will be immediately saleable upon exercise or  conversion  under  registration  statements  we have filed with the SEC. The exercise  prices of options,  warrants or other  rights to acquire  common stock presently  outstanding range from $0.19 per share to $4.97 per share. During the respective terms of the outstanding options, warrants, preferred stock and other outstanding  derivative  securities,  the holders are given the  opportunity  to profit from a rise in the market price of the common stock,  and the exercise of any options, warrants or other rights may dilute the book value per share of the common stock and put  downward  pressure on the price of the common  stock.  The existence of the options,  conversion  rights,  or any outstanding  warrants may adversely affect the terms on which we may obtain  additional  equity financing.
Moreover,  the holders of such securities are likely to exercise their rights to acquire common stock at a time when we would otherwise be able to obtain capital on terms  more  favorable  than  could  be  obtained  through  the  exercise  or conversion of such securities.  See also the impact of our equity line of credit financing discussed in the following paragraphs.

     Because of dilution to our common stock outstanding from our equity line of credit, the market price of our stock may be depressed.

o    In connection with our equity line of credit financing,  we have registered
     9,500,000  shares with the SEC for sale by the providers of the  financing, of which  4,796,763  shares  remain  available  for issuance as of June 18,
     2002. See "Equity Line Financing."

o    The  shares are issued to the equity  line  providers  at a floating  price based on a discount to market price of the common stock.  As a result,  the lower the stock price around the time the equity line is drawn on, the more common shares the holder gets.

o    To the extent that the equity line  providers  sells our common stock,  the market price of the common stock may decrease due to the additional  shares in the market.  This could allow the providers to receive a greater  amount of the stock in future  draws on our  equity  line of  credit,  the sale of which could further depress the stock price.

o    The significant  downward  pressure on the price of our common stock as the equity line providers  receive common stock in connection with draws on our equity line of credit and then sell  material  amounts of the stock,  could encourage short sales,  which could place further downward  pressure on the price of our common stock.

o    The  issuance  of the common  stock in  connection  with our equity line of credit may result in  substantial  dilution to the common stock holdings of other holders of our common stock.

o    Any agreement to sell, or convert debt or equity  securities  into,  common stock at a  future  date and at a price  based on the then  current  market price will provide an  incentive  to the investor or third  parties to sell the common  stock short to decrease  the price and  increase  the number of shares they may receive in a future  purchase,  whether directly from us or in the  market.  Our equity  line of credit is priced at a discount  to the market price at the time of a future draw.

Because of dilution to our common stock outstanding from the conversion  feature of our $1,000,000 convertible promissory note, the market price of our stock may be depressed.

o    The conversion price of our $1,000,000  promissory note may be equal to 80%
     of the  then-current  market value of Medix common stock if Medix is unable to obtain a written  commitment  for additional  equity  investments of the aggregate of  $4,000,000 by the close of business on September 30, 2002. As a result, the lower the stock price around the time the conversion is made, the more common shares the holder of the convertible  promissory note gets.
     See "The Company - Recent Developments."

o    The significant  downward  pressure on the price of our common stock at the time the conversion price is set, could encourage short sales,  which could place further downward pressure on the price of our common stock.

o    The  issuance of the common stock in  connection  with the  conversion  may result in  substantial  dilution  to the  common  stock  holdings  of other holders of our common stock.

o    Any agreement to sell, or convert debt or equity  securities  into,  common stock at a  future  date and at a price  based on the then  current  market price will provide an  incentive  to the investor or third  parties to sell the common  stock short to decrease  the price and  increase  the number of shares they may receive in a future  purchase,  whether directly from us or in the market. The convertible  promissory note may be priced at a discount to market at the time the conversion price is set, September 30, 2002.

Because of market  volatility  in our stock price,  investors may find that they have a loss position if emergency sales become necessary.

     Historically,   our  common  stock  has   experienced   significant   price
fluctuations. This has been caused by one or more of the following factors:

o    unfavorable  announcements  or press  releases  relating to the  technology sector;
o    regulatory,  legislative or other developments affecting our company or the health care industry generally;
o    conversion of our preferred stock and convertible debt into common stock at conversion  rates  based on  current  market  prices or below of our common stock and exercise of options and warrants at below current market prices;
o    sales by those  financing  our company  through an equity line of credit or convertible  securities  which have been registered with the SEC and may be sold into the public market immediately upon receipt; and
o    market conditions specific to technology and Internet companies, the health care industry and general market conditions.

     In addition,  in recent years the stock market has experienced  significant price and volume fluctuations.  These fluctuations, which are often unrelated to the operating  performance of specific companies,  have had a substantial effect on the market price for many health care related technology  companies.  Factors such as those cited above, as well as other factors that may be unrelated to our operating performance may adversely affect the price of our common stock.

The  application  of the "penny stock" rules to our common stock may depress the market for our stock.

     Trading of our common  stock may be subject to the penny  stock rules under the Securities  Exchange Act of 1934, as amended,  unless an exemption from such rules is available.  Broker-dealers  making a market in our common stock will be required to provide disclosure to their customers regarding the risks associated with our common stock,  the suitability for the customer of an investment in our common stock,  the duties of the  broker-dealer  to the customer and information regarding  bid  and ask  prices  for  our  common  stock,  and  the  amount  and description of any  compensation the  broker-dealer  would receive in connection with a  transaction  in our common  stock.  The  application  of these rules may result in fewer  market  makers  making a market of our common stock and further restrict the liquidity of our common stock.

We do not  anticipate  paying  any  cash  dividends  on  our  common  stock  in the foreseeable future.

     We have not had earnings, but if earnings were available, it is our general policy to retain any earnings  for use in our  operation.  Therefore,  we do not anticipate  paying any cash  dividends  on our common  stock in the  foreseeable future.  Any payment of cash dividends on our common stock in the future will be dependent  upon our  financial  condition,  results of  operations,  current and anticipated  cash  requirements,  plans for expansion,  as well as other factors that the Board of  Directors  deems  relevant.  We  anticipate  that our  future financing agreements will prohibit the payment of common stock dividends without the prior written consent of those providers.

                            FORWARD-LOOKING STATEMENTS

     This  Prospectus  and the  documents  incorporated  by reference  into this
Prospectus contain  forward-looking  statements,  which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for Medix's future operations,  our growth strategies or business plans or other facts that have not yet occurred.  Such  statements can be identified by the use
of  forward-looking   terminology  such  as  "might,"  "may,"  "will,"  "could,"
"expect,"  "anticipate,"  "estimate,"  "likely," "believe," or "continue" or the negative  thereof or other  variations  thereon or comparable  terminology.  The following risk factors contain  discussions of important  factors that should be
considered   by   prospective   investors   for   their   potential   impact  on
forward-looking  statements  included in this  Prospectus  and in the  documents incorporated by reference into this Prospectus.  These important factors,  among others,  may cause actual  results to differ  materially  and adversely from the results expressed or implied by the forward-looking statements.

                                     THE COMPANY

General

     Medix  Resources,  Inc.,  a  Colorado  corporation,  sold its  supplemental
staffing  business,   which  operated  under  the  trade  names  "National  Care
Resources" and "TherAmerica" on February 19, 2000, and now principally  develops software  for  Internet-based  communications  and  information  management  for medical service  providers,  through its wholly-owned  subsidiary,  Cymedix Lynx
Corporation.

     We acquired the Cymedix business in January of 1998.  Cymedix has developed
Internet-based communications and information management product, which we began marketing to medical  professionals in select markets nationwide.  Growth of the medical information  management marketplace is being driven by the need to share significant  amounts of clinical  and patient  information  between  physicians, their outpatient service providers,  hospitals,  insurance companies and managed care  organizations.  This  market  is  one of the  fastest-growing  sectors  in healthcare  today,  commanding  a projected  two-thirds  of health care  capital investments.  The Cymedix(R)software contains patented elements that can be used to develop secure medical communications products that make use of the Internet.
Using the Cymedix  software,  medical  professionals  can order,  prescribe  and access medical  information from participating  insurance  companies and managed care  organizations,  as well  as  from  any  participating  outpatient  service provider, such as a laboratory,  radiology center, pharmacy or hospital. We will provide the software at minimal  charges to  physicians  and  clinics,  and will collect user fees whenever  these  products are used to provide  services on the
Internet.  The products'  relational database technology will provide physicians with a permanent,  ongoing record of each patient's name, address,  insurance or managed care affiliation,  referral status, medical history,  personalized notes and an audit trail of past encounters. Physicians will be able to electronically order  medical  procedures,  receive  and  store  test  results,  check  patient
eligibility,   make  medical  referrals,  request  authorizations,   and  report
financial  and  encounter  information  in a  cost-effective,  secure and timely manner.

     Our  principal  executive  office is located at The Graybar  Building,  420
Lexington Ave., Suite 1830 New York, NY 10170, and its telephone number is (212)
697-2509.  Our principal  administrative  office is at 7100 East Belleview Ave.,
Greenwood Village, CO 80111, and its telephone number is (303) 741-2045. We also have offices in California and Georgia.

Recent Developments

     The  introduction  of our next  generation  of  proprietary,  point-of-care products,  Cymedix(R)III,  is  proceeding  with  our six  active  sponsors.  Our improved  suite of software  products is based upon a robust and  device-neutral
architecture   that  leverages   proven   workstation,   handheld  and  wireless
technologies  and is being  installed  and tested for Pharmacy,  Laboratory  and
PlanConnect  services.  We continue to be in the  development  and testing phase with each of our active  contracts,  and therefore  receive no revenue.  Revenue will begin when we reach certain milestones under each contract and we enter the production  phase of the contract.  The marketing and development of our Cymedix suite of software  products is our sole business at this time, and a substantial portion of our net operating  loss is due to such  efforts.  We are funding such expenses  as  well  as our  administrative  expenses  through  the  sale  of our securities. We have no significant debt financing available to us.

     During 2001, our Automated Design Concepts Division (ADC) ceased operations in connection with our cost reduction program,  which had been brought on by our inability to raise budgeted capital.  It was determined that the business of the subsidiary  was not part of our core business  operations  and therefore did not justify our continued  financial support.  In connection with the termination of our  subsidiaries  operations  we took a write-off  of goodwill in the amount of
$443,000.  We also  determined  that our license of  proprietary  software  from
Zirmed.com had no value to us and had no more than a nominal market value.  As a result,  we wrote-off the  unamortized  value of the related  intangible  asset, which was  $668,000.  We had  acquired  ADC in early  2000 from an  officer  and director of the Company for cash and stock valued at  $474,000.  He resigned his positions with us on March 2, 2001.

     During  2001,  net cash  used in  operating  activities  was  approximately
$5,397,000.  During  the  year,  we  raised  approximately  $5,205,000  from the exercise of options and  warrants,  and the  issuance  of common  stock,  net of offering  expenses,  and debt.  Since December 31, 2001 to May 31, 2002, we have
used  approximately   $2,071,000  in  our  operating   activities,   and  raised
approximately  $3,468,000  from the  exercise of options and  warrants,  and the issuance of common stock and warrants,  net of offering  expenses,  and debt. We had approximately $651,000 in cash as of May 31, 2002 with a net working capital deficit of approximately  $856,000. We have been delinquent,  from time to time, in the payment of our current obligations, including payments of withholding and other  tax  obligations.  We  continue  in  discussions  and  negotiations  with
institutional   sources  regarding  debt  and  equity  financings  to  fund  our operations and to permit us to remove the "going concern"  qualification  in our
auditor's   report  in  connection  with  the  audit  of  our  annual  financial statements.  There can be no assurance that additional investments or financings will be  available  to us as needed.  Failure to obtain such capital on a timely basis  could  result in lost  business  opportunities,  the sale of the  Cymedix business at a distressed price or our financial failure.

     We executed an Amended and  Restated  Common  Stock  Purchase  Warrant with
WellPoint  Pharmacy  Management,  dated  February 18, 2002, to  restructure  our obligations to issue warrants to WellPoint. Under that Warrant, we are obligated to issue up to 7,000,000  shares of our common stock at exercise prices of $0.30 per share for  3,000,000,  $0.50 per share for  3,000,000  shares  and $1.75 per share for 1,000,000 shares, if various performance related vesting  requirements are satisfied by WellPoint.  Currently, WellPoint has satisfied certain of these requirements  giving  WellPoint  the right to purchase  1,850,000  shares of our common  stock at $0.30 per  share  have been  earned by  WellPoint.  WellPoint's rights to purchase our shares under the Warrant expire on September 8, 2004. The
Warrant  grants  to  WellPoint  certain  registration  rights to  require  us to register  with the SEC the shares  issued to WellPoint for resale to the public.
In the Warrant,  WellPoint  has agreed to restrict  sales to the public of these shares  during the first year after they have been issued to 200,000  shares per month  and  100,000  shares  in any five  trading  days.  The  Warrant  contains anti-dilution  provisions  providing  that  the  number  of  shares  that may be
purchased   by   WellPoint   under  the   Warrant  my  be  adjusted  in  certain
circumstances.

     We entered into a secured convertible loan agreement with WellPoint,  dated
February  19,  2002,  pursuant to which we borrowed  $1,000,000  from  WellPoint
Health  Networks  Inc.  The loan becomes  payable on February  19, 2003,  if not converted  into our common stock.  The loan earns annual  interest at a floating rate of 300 basis points over prime, as it is adjusted from time to time,  which is also payable at maturity and may be converted  into common stock.  Conversion into common stock is at the option of either  WellPoint or Medix at a contingent conversion  price. The conversion price will be either (i) at the price at which additional shares are sold to other private placement investors if Medix obtains written commitments for at least an additional $4,000,000 of equity by the close of business on September 30, 2002, from persons not affiliates of WellPoint, and if such sales are closed by the  maturity  date of the loan,  or (ii) at a price equal to 80% of the  then-current  Fair Market Value (as defined below) if Medix is unable to obtain a written commitment for the additional equity investment by the close of business on  September  30, 2002 or close the sales by the maturity date. For this purpose,  "Fair Market Value" shall be the average  closing price of Medix common stock for the twenty trading days ending on the day prior to the day of the conversion.  The loan is secured by the grant of a security  interest in all Medix's  intellectual  property,  including  its patent,  copyrights  and trademarks.  While Medix can cure a default in the  repayment of the loan at the fixed maturity date by the forced  conversion of the loan into its common stock, a cross default, breach of representation or warranty, and bankruptcy or similar event  of  default  will  trigger  the  foreclosure  provision  of the  security agreement.

     On May 15, 2002,  we completed a private  placement of our  securities  for
$1,381,000.  In connection therewith,  we are issuing 3,452,500 shares of common stock and  warrants to purchase a equal  number of shares of common stock at the exercise price of $0.50 per share.

                               EQUITY LINE FINANCING

Agreement

     We have  entered  into an Equity  Line of  Credit  Agreement  with  Cornell
Capital  Partners,  L.P.  ("Cornell"),  and Dutchess Private Equities Fund, L.P.
("Dutchess"),  dated as of June 12, 2001. Under the agreement, the two providers have  committed  to  advance to us funds in an amount of up to  $10,000,000,  as requested by us, over a 24-month  period in return for common stock issued by us to the providers.  As of June 18, 2002, we had received  $2,681,099 in advances, from which offering expenses of $198,511 were paid, under the financing, and had issued to the  providers  4,703,237  shares of our common stock  relating to the advances  and an  additional  542,847  shares  to their  affiliates  as fees for arranging the equity line  facility.  The shares  issued  pursuant to the equity line advances to date have been priced from $0.41 to $0.77 per share.

     The  amount  that may be  advanced  at any time  under the  equity  line is limited as follows (which conditions may be waived by the providers):

o    There must be thirteen  stock  market  trading  days between any two of our requests for advances.
o    We can only request an advance if the volume weighted  average price of the common stock, as reported by Bloomberg L.P. for the day before our request, is equal to or greater than the volume  weighted  average price as reported by Bloomberg L.P. for the 22 trading days before we make a request.
o    We will not be able to receive an advance  amount that is greater than 175%
     of the average  daily  volume of our common  stock over the 40 trading days prior to our advance request  multiplied by the purchase price  (calculated as provided in the next sentence).

     The purchase price of our common stock issued in each advance will be equal to 91% of the three lowest daily volume  weighted  average  prices during the 22 trading days before we make a request for an advance.

Registration Rights

     We have agreed to maintain an effective registration statement for the sale of the shares issued to the providers of our equity line financing, as described above.  If, at any time,  the number of shares  available  under a  registration statement is  insufficient to cover all securities  issued to the providers,  we have agreed to use our best efforts to cause an  amendment  or new  registration statement  containing those shares to be declared effective.  Our agreement with the providers of our equity line financing contains mutual  indemnities  against loses,  costs and expenses arising out of the violation of by the other party of state and Federal securities laws.  Insofar as  indemnification  for liabilities under the  Securities  Act of 1933,  as  amended,  may be  permitted  under such agreement,  we have been informed that in the opinion of the U.S. Securities and
Exchange Commission,  such indemnification is against public policy as expressed in the  Securities  Act and is therefore  unenforceable.  Our  agreements  as to registration rights are only with the providers of our equity line financing and we have no  obligations  to assist or  indemnify  any other holder of the shares sold by them or to any underwriter designated by such holders.

     Currently,  4,796,763  shares are  registered  for sale by the providers in connection  with future draws.  If additional  shares are to be issued under the equity line of credit,  they would have to be registered with the SEC and listed on the AMEX.  Listing of  additional  shares on the AMEX would require a vote of our shareholders under the AMEX rules the limit the number of shares that can be issued in below market transactions.

Compensation

     We are selling our shares to the providers of our equity line  financing at a 9% discount  from the market price as  described  above.  Yorkville  Advisors'
Management,  LLC, an affiliate of Cornell, has been and will be paid by us 2.31%
of each amount advanced to us under the equity line financing. Dutchess Advisors
Limited, an affiliate of Dutchess, has been and will be paid by us 4.69% of each amount advanced to us under the equity line financing. Through June 18, 2002, we have  paid an  aggregate  of  $175,511  in such  fees.  Furthermore,  for  their assistance  in arranging our equity line  facility,  we have issued to Yorkville
Advisors and Dutchess Advisors 179,140 shares and 363,707 shares,  respectively,
of  our  common   stock,   which  was  also   registered   for  sale  under  the
above-described  registration statement. In addition,  through June 18, 2002, we have paid $15,000,  in the aggregate,  to counsels to Cornell and Dutchess,  and paid  $8,000  for  escrow  fees and  other  expenses  in  connection  with  this transaction.

Potential Dilution

     We have made 17 draws under the equity line since August 15, 2001, received
$2,681,099 in advances and issued 4,703,237 shares of common stock to the equity line  providers.  The issue price of that stock has been between $0.41 and $0.77 during a period  when the market  prices on the draw dates has ranged from $0.52 to $0.94.

     The following table is intended to indicate the future impact of our equity line on the number of shares of our common stock outstanding,  assuming the draw down of all the remaining  availability  under the equity line, all at one time, for hypothetical variations in the price of our common stock. The numbers in the table are  hypothetical  and it is highly unlikely that we will draw down all of the amount available under the equity line at one time. As of June 18, 2002, the closing  price of our  common  stock on the AMEX was  $0.38 per  share,  and the number of shares of our common stock outstanding was 62,923,624 shares.

     Under our equity line of credit,  the  purchase  price of our common  stock issued to the equity line providers is  contractually  set at 91% of the average of the three lowest daily volume weighted average prices ("VWAPs") during the 22 trading days before a draw is made.  On June 18, 2002,  the average of the three lowest VWAPs for the prior  22-trading  day period was $0.283.  On that date, we had  $7,318,901  available  to be drawn  down  under  the  equity  line.  In the following  table we present the number of shares  that could be issued,  and the issue price thereof, in six different hypothetical situations, if the average of the three  lowest  VWAPs for the pricing of the shares to be issued in an equity line draw down were 25%,  50% and 75% above and below  that  average on June 18,
2002.

----------------------------------------------------------------------------
    Assumed        Price to     Number of shares that  Shares shown in the
  average of      equity line     could be issued if     prior column are
 three lowest      providers          remaining         percentage of the
    VWAPs          ---------       availability was     assumed resulting
    -----                       drawn at the price in   outstanding shares
                                   the prior column     ------------------
                                   ----------------
----------------------------------------------------------------------------
    $0.0708         $0.0644          113,638,267              64.36%
----------------------------------------------------------------------------
    $0.1416         $0.1288           56,819,134              47.45%
----------------------------------------------------------------------------
    $0.2123         $0.1932           37,879,422              37.58%
----------------------------------------------------------------------------
    $0.3539         $0.3220           22,727,653              26.54%
----------------------------------------------------------------------------
    $0.4247         $0.3864           18,939,711              23.14%
----------------------------------------------------------------------------
    $0.4954         $0.4508           16,234,038              20.51%
----------------------------------------------------------------------------

                                  USE OF PROCEEDS

     The net  proceeds  from the sale of shares  will be received by the selling shareholders.  Medix will not receive any of the  proceeds  from any sale of the shares by the selling  shareholders.  However,  Medix will  receive the proceeds from the  advances  under the equity line of credit and the exercise of warrants to  purchase  the  shares  to be  sold  hereunder.  If all  these  warrants  are exercised,  Medix would receive proceeds of $25,000.  Such proceeds will be used as working capital.

                               SELLING SHAREHOLDERS

     The  table  below  sets  forth  information  with  respect  to the  selling shareholders,  including names,  holdings of shares of common stock prior to the offering of the shares, the number of shares being offered for each account, and the number and  percentage  of shares of common stock to be owned by the selling shareholders  immediately following the sale of the shares,  assuming all of the offered shares are sold.

                                Shares of
                                 Common
                                  Stock     Shares of     Shares of Common
             Name              Beneficially  Common         Stock to be
             ----                Owned       Stock       Beneficially Owned
                               Before the    Being       After the Offering
                                Offering     Offered     ------------------
                                --------     -------     Number    Percentage
                                                         ------    ----------

  Cornell Capital Partners,     8,000,000   8,000,000       0          0%
 L.P.
  Dutchess Private Equities     1,500,000   1,500,000       0          0%
 Fund, L.P.
  Dutchess Advisors Limited       600,000     600,000       0          0%
  Yorkville Advisors              300,000     300,000       0          0%
 Management LLC
  Fritz & Miller, P.C.              5,467       5,467       0          0%
  Shapiro Forman Allen &           11,200      11,200       0          0%
 Miller LLP
  Guli R. Rajani                   11,111      11,111       0          0%
  Nicole S. Rajani                 11,111      11,111       0          0%
  Ajay G. Rajani                   11,111      11,111       0          0%
                               ----------  ----------
      Total                    10,450,000  10,450,000

Relationship Between Medix and the Selling Shareholders

     The selling  shareholders  have or will  acquire the shares of common stock indicated  above in one of the following  ways: (i) upon advancing  funds to the
Company  under a equity  line  financing,  (ii) in  payment  of  certain  of the
Company's fee  obligations  in connection  with the equity line  financing,  and
(iii) upon the exercise of warrants issued in settlement of litigation.  None of the persons  listed above are  affiliates  or  controlled  by  affiliates of the
Company.  We have a separate  contractual  obligation to file this  registration with each of the selling shareholders, which was part of the inducement for them to invest in the Company.

     Cornell Capital  Partners,  L.P. and Dutchess  Private Equities Fund, L.P.,
who are the providers of the equity line financing,  are statutory  underwriters under Section 2a(11) of the  Securities Act of 1933, as amended.  The principals of Cornell Capital  Partners,  L.P. are Yorkville  Advisors  Management LLC, its
general  partner,  and Mark Angelo,  Joseph  Donohue,  Robert  Ferrell,  Matthew
Beckman and Meir Levin.  The principals of Dutchess  Private Equities Fund, L.P.
are  Dutchess  Capital  Management  LLC,  its  general  partner,  and Michael A.
Novielli and Douglas H. Leighton,  managing  members and principal owners of the general partner.

     The other selling  shareholders  received their warrants to purchase shares as a result of the  settlement  of a  litigation  against  us, Guli R. Rajani v.
Medix Resources,  Inc. Mr. Rajani was issued warrants to purchase 137,500 shares of our common stock at the  exercise  price of $0.50 per share.  Mr.  Rajani has directed a portion of the warrants he received in the settlement to his wife and son and to the counsel who  represented  him in his  litigation  against us. The
remaining  shares  covered  by  Mr.  Rajani's   settlement  warrants  are  being
registered in another registration statement.

                             DESCRIPTION OF SECURITIES

     Our authorized  capital consists of 100,000,000 shares of common stock, par value $.001 per share,  and 2,500,000  shares of preferred stock. As of June 25,
2002, we had  outstanding  62,923,624  shares of common  stock,  1 share of 1996
Preferred  Stock,  50 shares of 1999 Series B Preferred  Stock and 100 shares of
1999 Series C Preferred  Stock.  As of such date,  our common  stock was held of record by  approximately  400 persons and  beneficially  owned by  approximately
9,000 persons.

Common Stock

     Each  share of common  stock is  entitled  to one vote at all  meetings  of shareholders.  Shareholders  are not permitted to cumulate votes in the election of directors.  Currently,  the Board of Directors consists of six directors, who serve for staggered terms of three years, with at least two directors elected at every  annual  meeting.  All shares of common stock are equal to each other with respect to  liquidation  rights and  dividend  rights.  There are no  preemptive rights to purchase any  additional  common stock.  In the event of  liquidation, dissolution or winding up of Medix, holders of the common stock will be entitled to receive on a pro rata basis all assets of Medix remaining after  satisfaction of all  liabilities  and preferences of the  outstanding  preferred  stock.  The outstanding  shares of common stock and the shares of common stock issuable upon conversion or exercise of derivative  securities are or will be, as the case may be, duly and validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

     We have retained  Computershare  Trust Company,  Inc., 350 Indiana  Street,
Suite 800, Golden, Colorado 80401, as Transfer Agent and Registrar,  for the our
common stock, at telephone number (303) 262-0600.

                               PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees,  donees,  assignees and successors-in-interest  may, from time to time,  sell any or all of their shares of Common Stock on any stock exchange,  market or trading  facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling shareholders  may use any one or more  of the  following  methods  when  selling shares:

o    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o    block trades in which the broker-dealer  will attempt to sell the shares as agent but may  position  and resell a portion of the block as  principal to facilitate the transaction;

o    purchases by a broker-dealer  as principal and resale by the  broker-dealer for its account;

o    an exchange  distribution  in accordance  with the rules of the  applicable exchange;

o    privately negotiated transactions;

o    short sales;

o    broker-dealers may agree with the selling  shareholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

     The  selling  shareholders  may also sell  shares  under Rule 144 under the
Securities Act, if available, rather than under this prospectus.

     The selling  shareholders  may also engage in short sales  against the box, puts  and  calls  and  other  transactions  in  securities  of  the  Company  or derivatives  of Company  securities and may sell or deliver shares in connection with these  trades.  The selling  shareholders  may pledge their shares to their brokers  under  the  margin  provisions  of  customer  agreements.  If a selling shareholder  defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  The selling  shareholders have advised the Company that they have not entered into any agreements,  understandings  or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary  course  brokerage  arrangements,  nor is there an  underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

     Broker-dealers  engaged by the selling  shareholders  may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling  shareholders  (or, if any  broker-dealer  acts as agent  for the  purchaser  of  shares,  from the  purchaser)  in  amounts  to be negotiated.  The  selling  shareholders  do not  expect  these  commissions  and discounts to exceed what is customary in the types of transactions involved.

     Cornell Capital  Partners,  L.P. and Dutchess  Private Equities Fund, L.P.,
and their affiliates,  Yorkville  Advisors  Management LLC and Dutchess Advisors
Limited, are each an "underwriter" under Section 2a(11) of the Securities Act of
1933,  in  connection  with the resale of common  stock under the Equity Line of
Credit Agreement.  Cornell Capital Partners,  L.P. and Dutchess Private Equities
Fund,  L.P. will pay us 91% of the average of the 3 lowest  closing bid price of our common stock for the 22 days  immediately  preceding the advance  date.  The discount on the  purchase of the common  stock to be received by them will be an underwriting  discount.  We  retained  Yorkville  Advisors  Management,  LLC and
Dutchess  Advisors Limited as our consultants in connection with the equity line of credit financing. See "Equity Line of Credit."

     Other  selling  shareholders  and any  broker-dealers  or  agents  that are involved  in selling  the shares may be deemed to be  "underwriters"  within the meaning of the Securities Act in connection with such sales. In such event,  any commissions  received  by such  broker-dealers  or agents  and any profit on the resale  of the  shares  purchased  by  them  may be  deemed  to be  underwriting commissions or discounts under the Securities Act.

     The  Company  is  required  to pay all fees and  expenses  incident  to the registration  of the  shares,  including  fees and  disbursements  of counsel to certain of the selling shareholders.  Otherwise,  all discounts,  commissions or fees  incurred in connection  with the sale of the common stock  offered  hereby will be paid by the selling  shareholders.  The Company has agreed to  indemnify certain  selling  shareholders  against  certain  losses,  claims,  damages  and liabilities, including liabilities under the Securities Act.

     Upon the Company being notified by a selling  shareholder that any material arrangement  has been entered into with a  broker-dealer  for the sale of shares through a block trade,  special  offering,  exchange  distribution  or secondary distribution  or a  purchase  by a  broker  or  dealer,  a  supplement  to  this prospectus  will be  filed,  if  required,  pursuant  to Rule  424(b)  under the
Securities Act,  disclosing (i) the name of each such selling shareholder and of the participating  broker-dealer(s),  (ii) the number of shares involved,  (iii)
the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or  incorporated  by  reference  in this  prospectus,  and (vi) other  facts material to the transaction.

     In  order  to  comply  with  the  securities  laws of  certain  states,  if applicable,  the shares will be sold in such  jurisdictions,  if required,  only through  registered  or licensed  brokers or dealers.  In  addition,  in certain states the shares may not be sold  unless  the Shares  have been  registered  or qualified  for  sale  in  such  state  or  an  exemption  from  registration  or qualification is available and complied with.

     The Company has advised the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of the shares offered hereby.

                     INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Article 109 of the Colorado  Business  Corporation  Act generally  provides that Medix may indemnify its directors,  officers,  employees and agents against
liabilities  in  any  action,  suit  or  proceeding  whether  civil,   criminal,
administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director,  officer,  employee,  fiduciary or agent of Medix, if such person acted in good faith and reasonably  believed that his conduct,  in his official capacity,  was in the best interests of Medix (or, with  respect  to  employee  benefit  plans,  was in the best  interests  of the participants of the plan),  and in all other cases that his conduct was at least not opposed to Medix's best interests. In the case of a criminal proceeding, the director,  officer,  employee  or agent  must  have had no  reasonable  cause to believe  that his  conduct  was  unlawful.  Under  Colorado  Law,  Medix may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of Medix if the director is adjudged liable to Medix, or in a proceeding in which the directors,  officer employee or agent is adjudged liable for an improper personal benefit.

     Our  Articles  of  Incorporation   provide  that  we  shall  indemnify  its
directors,  and  officers,  employees and agents to the extent and in the manner permitted by the  provisions  of the laws of the State of  Colorado,  as amended from time to time,  subject to any  permissible  expansion or limitation of such indemnification,  as  may be  set  forth  in  any  shareholders'  or  directors'
resolution or by contract.

     Insofar as  indemnification  for  liabilities  under the  Securities Act of
1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons  controlling  Medix pursuant to the foregoing  provisions,  Medix has been informed that in the opinion of the  Commission,  such  indemnification  is against  public  policy as  expressed  in the  Securities  Act and is  therefore unenforceable.

                               AVAILABLE INFORMATION

     We are a  reporting  company  and file our  annual,  quarterly  and current reports,  proxy  material and other  information  with the SEC.  Reports,  proxy statements and other information  concerning Medix filed with the Commission may be inspected at the Public  Reference  Room  maintained by the Commission at its office, 450 Fifth Street, N.W., Washington,  D.C. 20549. Copies of such material can be obtained from the Public  Reference  Room of the  Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information  about the Public reference room in Washington,  D.C. by calling the
SEC at  1-800-SEC-0330.  Our SEC filings are also available at the SEC's Website at "http://www.sec.gov".

     We have filed a  registration  statement  under the  Securities  Act,  with respect to the securities  offered pursuant to this Prospectus.  This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance  with the rules and regulations
of  the  Commission.   For  further  information,   reference  is  made  to  the
registration  statement and the exhibits  filed as a part thereof,  which may be found at the locations and Website referred to above.

                 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to  "incorporate by reference"  information  that we file with them,  which means that we can  disclose  important  information  to you by
referring  you  to  the  documents   filed  with  the  SEC  that  contains  that
information.  The information  incorporated by reference is an important part of this  Prospectus,  and it is  important  that you review it before  making  your investment  decision.  We hereby  incorporate by reference the documents  listed below:

(a)  a copy of our Annual Report on Form 10-K for the fiscal year ended December
     31, 2001, filed with the SEC on April 1, 2002;

(b)  a copy of our Form 10-K/A, filed with the SEC on April 5, 2002;

(c)  a copy of our Form 10-K/A, filed with the SEC on April 15, 2002;

(d)  a copy of our  Annual  Report on Form  10-K/A  for the  fiscal  year  ended
     December 31, 2001, as amended, and as filed with the SEC on May 24, 2002;

(e)  a copy of our  Quarterly  Report on Form 10-Q for the fiscal  quarter ended
     March 31, 2002, as filed with the SEC on May 15, 2002;

(f)  copies of the our Forms 8-K, filed with the SEC on January 18, March 4, and
     March 25,  April 12, May 24,  June 4, June 14 (2 Forms  8-K),  and June 26,
     2002.

     We are  delivering  with this  Prospectus  copies of the most  recent  Form
10-K/A and Form 10-Q referred to above.  Any  statement  contained in a document incorporated or deemed to be incorporated  by reference in this  Prospectus,  or made herein,  shall be deemed to be modified or superseded  for purposes of this
Prospectus  to  the  extent  that  a  statement   contained  herein  or  in  any
subsequently  filed  document,  which also is or is deemed to be incorporated by reference  herein,  modifies or  supersedes  such  statement.  Any  statement so modified or superseded shall not be deemed, except as so modified or superceded, to constitute a part of this Prospectus.

     All other documents filed by the Company pursuant to Sections 13(a), 13(c),
14 and 15(d) of the Securities  Exchange Act of 1934, as amended,  subsequent to the  date of this  Prospectus  and  prior  to the  termination  of the  Offering pursuant to this Prospectus  shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents.

     We will provide  without  charge to each person,  including any  beneficial owner,  to whom a copy of this  Prospectus  is  delivered,  upon oral or written request of any such person,  a copy of any or all of the documents  incorporated herein by  reference,  other than the  exhibits to such  documents  (unless such exhibits are  specifically  incorporated by reference into the information  that this Prospectus incorporates). Requests should be directed to Investor Relations
Department,  Medix  Resources,  Inc.,  7100  E.  Belleview  Avenue,  Suite  301,
Greenwood Village, Colorado 80111, telephone (303) 741-2045.

                                   LEGAL MATTERS

     The  validity of the shares  offered  hereby is being passed upon for us by
Lyle B. Stewart, P.C. Lyle B. Stewart, P.C. has been granted options to purchase
25,000 shares of Medix common stock at an exercise price of $0.26 per share, and
Mr.  Stewart,  individually,  has been granted  options to purchase  100,000 and
75,000  shares of Medix common  stock at exercise  prices of $3.38 and $0.92 per share, respectively.

                                      EXPERTS

     The consolidated financial statements of Medix as of December 31, 2001, and for each of the three years in the period ended  December 31, 2001  appearing in our 2001 Form 10-K have been audited by Ehrhardt  Keefe  Steiner & Hottman P.C., independent auditors, as stated in their report appearing therein, and have been incorporated  herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                      PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14. Other Expenses of Issuance and Distribution.

     The  following  is a list of the  estimated  expenses to be incurred by the
Registrant in connection with the issuance and  distribution of the Shares being registered hereby.

         SEC Registration Fee................................$2,491
         Blue Sky Filing Fees and Expenses....................1,000*
         Accountants' Fees and Expenses.......................2,000*
         Legal Fees and Expenses.............................45,000*
         Miscellaneous.......................................     0*
                                                             ------
         TOTAL..............................................$50,491*
-------------------
    *  Estimated, subject to change.

     The Company will bear all of the above expenses of the  registration of the
Shares.

     Item 15. Indemnification of Directors and Officers.

     See "INDEMNIFICATION OF OFFICERS AND DIRECTORS" in the Prospectus.

     Item 16. Exhibits.

Exhibit
Number            Description

5.1               Opinion of Lyle B. Stewart, Esq.*

10.1              Equity  Line of  Credit  Agreement,  dated  June  12, 2001, between the Company,  Cornell Capital Partners,  L.P., and
                  Dutchess Private Equities L.P.*

10.2              Registration Rights Agreement, dated June 12, 2001, between the Company, Cornell Capital Partners, L.P., and Dutchess
                  Private Equities L.P.*

10.3              Escrow Agreement, dated June 12, 2001, between the Company,
                  Cornell Capital Partners, L.P., and Dutchess Private
                  Equities L.P., Butler Gonzalez LLP, and First Union National
                  Bank*

10.4              Consulting Services Agreement, dated June 12, 2001, between the Company and Yorkville Advisors Management, LLC*

23.1              Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.2              Consent of Lyle B. Stewart, Esq. (included in Exhibit 5.1)*

24.               Power of Attorney*
------------
* Previously Filed

     Item 17. Undertakings.

     A. The undersigned Registrant hereby undertakes:

          (1) To file,  during  any  period  in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
          Securities Act of 1933, as amended (the "Act");

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective  date of the  Registration  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the  Registration  Statement.  Notwithstanding  the foregoing,  any increase  or decrease  in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low  or  high  and of the estimated  maximum  offering  range  may be  reflected  in the form of prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price represent no more than
          20 percent change in the maximum aggregate offering price set forth in
          the   "Calculation  of  Registration   Fee"  table  in  the  effective
          registration statement.

               (iii) To include any  material  information  with  respect to the plan of  distribution  not  previously  disclosed in the  Registration
          Statement  or  any  material   change  to  such   information  in  the
          Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the  Registration  Statement  is on Form  S-3,  Form  S-8 or Form  F-3,  and the
information  required  to be  included in a  post-effective  amendment  by those paragraphs  is  contained  in periodic  reports  filed with or  furnished to the
Securities and Exchange Commission (the "Commission") by the Registrant pursuant to  Section 13 or  Section  15(d) of the  Securities  Exchange  Act of 1934,  as
amended  (the  "Exchange  Act"),  that  are  incorporated  by  reference  in the
Registration Statement.

          (2) That, for the purpose of determining  any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any  of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     B. Insofar as indemnification  for liabilities arising under the Act may be permitted to  directors,  officers  and  controlling  persons of the  Registrant pursuant to the foregoing  provisions,  or otherwise,  the  Registrant  has been advised that in the opinion of the Commission  such  indemnification  is against public policy as expressed in the Act and is, therefore,  unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling  person of the Registrant in the  successful  defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered,  the Registrant will, unless in the  opinion  of its  counsel  the matter  has been  settled  by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing on Form S-2 and has duly  caused  this  Post-Effective
Amendment  to the  Registration  Statement  to be  signed  on its  behalf by the undersigned, thereunto duly authorized, in New York, New York on June 24, 2002.

                                    MEDIX RESOURCES, INC.

                                    By  /s/John R. Prufeta
                                           John R. Prufeta,
                                           President and CEO

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

       Signature                            Title                   Date
       ---------                            -----                   ----

/s/John R. Prufeta*             President, Chief Executive        June 24, 2002
   John R. Prufeta               Officer and Director
                                 (Principal Executive
                                 Officer)

/s/Patricia A. Minicucci        Executive Vice President,         June 24, 2002
    Patricia A. Minicucci        Acting Chief Financial
                                 Officer ( Acting Principal
                                 Financial and Accounting
                                 Officer)

/s/John T. Lane*                Director                          June 24, 2002
   John T. Lane

/s/David B. Skinner*            Director                          June 24, 2002
  David B. Skinner

/s/Samuel H. Havens*            Director                          June 24, 2002
   Samuel H. Havens

/s/Joan E. Herman*              Director                          June 24, 2002
   Joan E. Herman

/s/Patrick W. Jeffries*         Director                          June 24, 2002
   Patrick W. Jeffries

/s/Guy L. Scalzi*               Director                          June 24, 2002
   Guy L. Scalzi

*John R. Prufeta,  by signing his name hereto, does sign this document on behalf of himself and each of Ms. Herman and Messrs. Lane, Havens,  Skinner, Scalzi and
Jeffries in the capacities  indicated  immediately above,  pursuant to powers of attorney  duly  executed by each such person and filed with the  Securities  and
Exchange Commission.

                                                          /s/John R. Prufeta
                                                             John R. Prufeta

                                   EXHIBIT INDEX

Exhibit
Number                  Description

5.1               Opinion of Lyle B. Stewart, Esq.*

10.1              Equity  Line of  Credit  Agreement,  dated  June  12, 2001, between the Company,  Cornell Capital Partners,  L.P., and
                  Dutchess Private Equities L.P.*

10.2              Registration Rights Agreement, dated June 12, 2001, between the Company, Cornell Capital Partners, L.P., and Dutchess
                  Private Equities L.P.*

10.3              Escrow Agreement, dated June 12, 2001, between the Company,
                  Cornell Capital Partners, L.P., and Dutchess Private Equities
                  L.P., Butler Gonzalez LLP, and First Union National Bank*

10.4              Consulting Services Agreement, dated June 12, 2001, between the Company and Yorkville Advisors Management, LLC*

23.1              Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.2              Consent of Lyle B. Stewart, Esq.
                  (included in Exhibit 5.1)*

24.1              Power of Attorney*
-----------
*Previously Filed